Tenable Announces Third Quarter 2021 Financial Results
•Added 499 new enterprise platform customers and 62 net new six-figure customers
•Revenue of $138.7 million, up 23% year-over-year
•GAAP loss from operations of $11.2 million; Non-GAAP income from operations of $13.7 million
•Net cash provided by operating activities of $19.6 million; Free cash flow of $18.5 million
COLUMBIA, Maryland, October 26, 2021 — Tenable (Nasdaq: TENB), the Cyber Exposure company, today announced financial results for the quarter ended September 30, 2021.
"We delivered outstanding top- and bottom-line results driven by unprecedented demand for our enterprise offerings, as we added a record number of new enterprise platform customers in the quarter," said Amit Yoran, Chairman and CEO of Tenable. "As the ongoing shift to the cloud and understanding cyber risk more broadly continue to be top priorities for enterprises, so does demand for our security solutions. Our recent acquisition of Accurics, coupled with our existing capabilities around cloud, Active Directory and operational technologies provide our customers with a holistic view of risk across their attack surface."
Third Quarter 2021 Financial Highlights
•Revenue was $138.7 million, a 23% increase year-over-year.
•Calculated current billings was $166.9 million, a 25% increase year-over-year.
•GAAP loss from operations was $11.2 million, compared to a loss of $3.5 million in the third quarter of 2020.
•Non-GAAP income from operations was $13.7 million, compared to $12.4 million in the third quarter of 2020.
•GAAP net loss was $16.2 million, compared to a loss of $5.9 million in the third quarter of 2020.
•GAAP net loss per share was $0.15, compared to a loss per share of $0.06 in the third quarter of 2020.
•Non-GAAP net income was $8.1 million, compared to $10.5 million in the third quarter of 2020.
•Non-GAAP diluted earnings per share was $0.07, compared to $0.09 in the third quarter of 2020.
•Cash and cash equivalents and short-term investments were $651.9 million at September 30, 2021, which included $365.7 million of net proceeds from our credit facility, compared to $291.8 million at December 31, 2020.
•Net cash provided by operating activities was $19.6 million, compared to $24.8 million in the third quarter of 2020.
•Free cash flow was $18.5 million, compared to $16.7 million in the third quarter of 2020.
Recent Business Highlights
•Added 499 new enterprise platform customers and 62 net new six-figure customers.
•Achieved FedRAMP authorization for Tenable.io® and Tenable.io Web App Scanning, allowing the U.S. federal government to deploy both products across various departments and agencies.
•Completed the acquisition of cloud-native security company Accurics, Inc. in October to introduce a complete lifecycle approach to modern risk management, leveraging Infrastructure as Code (IaC) to fix problems for any cloud environment.
•Launched 10 foundational configuration checks within Tenable’s solutions to help customers detect commonly exploited weaknesses in Active Directory, protecting credentials and preventing privilege escalation.
•Expanded our global strategic partnership with Splunk Inc. to secure Active Directory and converged operational technology (OT) environments.
Financial Outlook
For the fourth quarter of 2021, we currently expect:
•Revenue in the range of $143.0 million to $145.0 million.
•Non-GAAP income from operations in the range of $7.0 million to $8.0 million.
•Non-GAAP net income in the range of $2.0 million to $3.0 million, assuming a provision for income taxes of $1.9 million.
•Non-GAAP diluted earnings per share in the range of $0.02 to $0.03.

•116.5 million diluted weighted average shares outstanding.
For the year ending December 31, 2021, we currently expect:
•Calculated current billings in the range of $602.0 million to $605.0 million.
•Revenue in the range of $535.1 million to $537.1 million.
•Non-GAAP income from operations in the range of $46.1 million to $47.1 million.
•Non-GAAP net income in the range of $35.0 million to $36.0 million, assuming a provision for income taxes of $3.1 million.
•Non-GAAP diluted earnings per share in the range of $0.30 to $0.31.
•115.0 million diluted weighted average shares outstanding.
Conference Call Information
Tenable will host a conference call today, October 26, 2021, at 4:30 p.m. Eastern Time to discuss its financial results. The conference call can be accessed at 877-407-9716 (U.S.) and 201-493-6779 (international). A live webcast of the event will be available on the Tenable Investor Relations website at https://investors.tenable.com. An archived replay of the live broadcast will be available on the Investor Relations page of the website following the call.
About Tenable
Tenable® is the Cyber Exposure company. Over 30,000 organizations around the globe rely on Tenable to understand and reduce cyber risk. As the creator of Nessus®, Tenable extended its expertise in vulnerabilities to deliver the world’s first platform to see and secure any digital asset on any computing platform. Tenable customers include more than 50 percent of the Fortune 500, more than 30 percent of the Global 2000, and large government agencies. Learn more at tenable.com.
Contact Information
Investor Relations
investors@tenable.com
Media Relations
tenablepr@tenable.com
Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, including statements regarding our future results of operations and financial position, business strategy and plans and objectives for future operations, are forward-looking statements and represent our views as of the date of this press release. The words “anticipate,” believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of assumptions and risks and uncertainties, many of which involve factors or circumstances that are beyond our control that could affect our financial results. These risks and uncertainties are detailed in the sections titled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2020, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 and other filings that we make from time to time with the SEC, which are available on the SEC's website at sec.gov. Such risks and uncertainties may be amplified by the COVID-19 pandemic and its potential impact on our business and the global economy. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in any forward-looking statements. Except as required by law, we are under no obligation to update these forward-looking statements subsequent to the date of this press release, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.
Non-GAAP Financial Measures and Other Key Metrics
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to important metrics used by management for financial and operational decision-making. We present these non-GAAP financial measures to assist investors in seeing our financial performance using a management view and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.
Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial tables accompanying this press release.
Calculated Current Billings: We define calculated current billings, a non-GAAP financial measure, as total revenue recognized in a period plus the change in current deferred revenue in the corresponding period. We believe that calculated current billings is a key metric to measure our periodic performance. Given that most of our customers pay in advance (including multi-year contracts), but we generally recognize the related revenue ratably over time, we use calculated current billings to measure and monitor our ability to provide our business with the working capital generated by upfront payments from our customers. We believe that calculated current billings, which excludes deferred revenue for periods beyond twelve months in a customer’s contractual term, more closely correlates with annual contract value and that the variability in total billings, depending on the timing of large multi-year contracts and the preference for annual billing versus multi-year upfront billing, may distort growth in one period over another.
Free Cash Flow and Unlevered Free Cash Flow: We define free cash flow, a non-GAAP financial measure, as net cash provided by operating activities less purchases of property and equipment. We believe free cash flow is an important liquidity measure of the cash (if any) that is available, after purchases of property and equipment, for investment in our business and to make acquisitions. We believe that free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. We define unlevered free cash flow as free cash flow plus cash paid for interest and other financing costs. We believe unlevered free cash flow is useful as a liquidity measure as it measures the cash that is available to invest in our business and meet our current and future financing needs.
Non-GAAP Income from Operations and Non-GAAP Operating Margin: We define these non-GAAP financial measures as their respective GAAP measures, excluding the effect of stock-based compensation, acquisition-related expenses and amortization of acquired intangible assets. Acquisition-related expenses include transaction expenses and costs related to the transfer of acquired intellectual property.
Non-GAAP Net Income and Non-GAAP Earnings Per Share: We define non-GAAP net income as GAAP net loss, excluding the effect of stock-based compensation, acquisition-related expenses and amortization of acquired intangible assets, including the applicable tax impact. In addition, we exclude the tax impact of intra-entity asset transfers resulting from the internal restructuring of legal entities. We use non-GAAP net income to calculate non-GAAP earnings per share.
Non-GAAP Gross Profit and Non-GAAP Gross Margin: We define non-GAAP gross profit as GAAP gross profit, excluding the effect of stock-based compensation and amortization of acquired intangible assets. Non-GAAP gross margin is defined as non-GAAP gross profit as a percentage of revenue.
Non-GAAP Sales and Marketing Expense, Non-GAAP Research and Development Expense and Non-GAAP General and Administrative Expense: We define these non-GAAP measures as their respective GAAP measures, excluding stock-based compensation and acquisition-related expenses.

TENABLE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data)	2021	2020	2021	2020
Revenue	$138,664	$112,282	$392,112	$322,139
Cost of revenue(1)	27,062	19,394	75,560	57,237
Gross profit	111,602	92,888	316,552	264,902
Operating expenses:
Sales and marketing(1)	68,360	53,045	192,673	168,343
Research and development(1)	30,675	25,128	85,714	77,269
General and administrative(1)	23,785	18,180	67,066	54,992
Total operating expenses	122,820	96,353	345,453	300,604
Loss from operations	(11,218)	(3,465)	(28,901)	(35,702)
Interest (expense) income, net	(3,479)	(12)	(3,549)	1,177
Other expense, net	(823)	(561)	(1,360)	(1,819)
Loss before income taxes	(15,520)	(4,038)	(33,810)	(36,344)
Provision for income taxes	726	1,820	1,822	4,451
Net loss	$(16,246)	$(5,858)	$(35,632)	$(40,795)

Net loss per share, basic and diluted	$(0.15)	$(0.06)	$(0.34)	$(0.41)
Weighted-average shares used to compute net loss per share, basic and diluted	106,869	101,736	105,765	100,272
_______________
(1)    Includes stock-based compensation as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Cost of revenue	$1,197	$826	$3,336	$2,403
Sales and marketing	7,629	4,806	21,502	14,677
Research and development	5,587	3,953	14,919	10,794
General and administrative	6,499	5,715	18,576	16,127
Total stock-based compensation	$20,912	$15,300	$58,333	$44,001

TENABLE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS

	September 30, 2021	December 31, 2020
(in thousands, except per share data)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$435,854	$178,223
Short-term investments	216,041	113,623
Accounts receivable (net of allowance for doubtful accounts of $293 and $261 at September 30, 2021 and December 31, 2020, respectively)	115,421	115,342
Deferred commissions	34,248	32,143
Prepaid expenses and other current assets	45,194	44,462
Total current assets	846,758	483,793
Property and equipment, net	36,055	38,920
Deferred commissions (net of current portion)	46,990	46,733
Operating lease right-of-use assets	38,694	39,426
Acquired intangible assets, net	40,889	13,193
Goodwill	126,705	54,414
Other assets	22,399	14,110
Total assets	$1,158,490	$690,589

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$16,011	$5,731
Accrued compensation	33,299	35,509
Deferred revenue	362,308	328,819
Operating lease liabilities	6,857	3,815
Other current liabilities	1,883	1,028
Total current liabilities	420,358	374,902
Deferred revenue (net of current portion)	114,649	105,691
Term loan, net of issuance costs (net of current portion)	365,387	—
Operating lease liabilities (net of current portion)	52,881	54,529
Other liabilities	7,158	4,802
Total liabilities	960,433	539,924

Stockholders’ equity:
Common stock (par value: $0.01; 500,000 shares authorized; 107,360 and 103,715 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively)	1,074	1,037
Additional paid-in capital	840,482	757,470
Accumulated other comprehensive (loss) income	(15)	10
Accumulated deficit	(643,484)	(607,852)
Total stockholders’ equity	198,057	150,665
Total liabilities and stockholders’ equity	$1,158,490	$690,589

TENABLE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Nine Months Ended September 30,
(in thousands)	2021	2020
Cash flows from operating activities:
Net loss	$(35,632)	$(40,795)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	11,123	7,980
Stock-based compensation	58,333	44,001
Other	832	1,009
Changes in operating assets and liabilities:
Accounts receivable	3,993	7,774
Prepaid expenses and other assets	(5,284)	(1,386)
Accounts payable, accrued expenses and accrued compensation	4,023	(12,263)
Deferred revenue	38,747	27,075
Other current and noncurrent liabilities	(1,342)	12,903
Net cash provided by operating activities	74,793	46,298

Cash flows from investing activities:
Purchases of property and equipment	(3,769)	(19,073)
Purchases of short-term investments	(211,755)	(157,557)
Sales and maturities of short-term investments	109,000	168,175
Business combination, net of cash acquired	(98,489)	—
Net cash used in investing activities	(205,013)	(8,455)

Cash flows from financing activities:
Proceeds from term loan	375,000	—
Credit facility issuance costs	(9,348)	(333)
Proceeds from loan agreement	—	2,000
Proceeds from stock issued in connection with the employee stock purchase plan	13,736	13,040
Proceeds from the exercise of stock options	10,919	15,782
Other financing activities	(8)	(11)
Net cash provided by financing activities	390,299	30,478
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(2,418)	(1,359)
Net increase in cash and cash equivalents and restricted cash	257,661	66,962
Cash and cash equivalents and restricted cash at beginning of period	178,463	74,665
Cash and cash equivalents and restricted cash at end of period	$436,124	$141,627

TENABLE HOLDINGS, INC.
REVENUE COMPONENTS AND RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(unaudited)

Revenue	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2021	2020	2021	2020
Subscription revenue	$122,156	$96,792	$343,725	$275,192
Perpetual license and maintenance revenue	12,749	12,448	37,721	38,046
Professional services and other revenue	3,759	3,042	10,666	8,901
Revenue(1)	$138,664	$112,282	$392,112	$322,139
_______________
(1)    Recurring revenue, which includes revenue from subscription arrangements for software and cloud-based solutions and maintenance associated with perpetual licenses, represented 95%, 94%, 94% and 93% of revenue in the three months ended September 30, 2021 and 2020 and the nine months ended September 30, 2021 and 2020, respectively.

Calculated Current Billings	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2021	2020	2021	2020
Revenue	$138,664	$112,282	$392,112	$322,139
Add: Deferred revenue (current), end of period	362,308	296,360	362,308	296,360
Less: Deferred revenue (current), beginning of period(1)	(334,106)	(274,953)	(331,275)	(274,348)
Calculated current billings	$166,866	$133,689	$423,145	$344,151
_______________
(1)    Deferred revenue (current), beginning of period for the nine months ended September 30, 2021 includes $2.5 million related to Alsid's deferred revenue at the acquisition date, which is not included in deferred revenue (current) balance at December 31, 2020.

Free Cash Flow and Unlevered Free Cash Flow	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2021	2020	2021	2020
Net cash provided by operating activities	$19,633	$24,807	$74,793	$46,298
Purchases of property and equipment	(1,174)	(8,069)	(3,769)	(19,073)
Free cash flow(1)	18,459	16,738	71,024	27,225
Cash paid for interest and other	1,614	239	1,764	254
Unlevered free cash flow(1)	$20,073	$16,977	$72,788	$27,479
________________
(1)    Free cash flow and unlevered free cash flow for the periods presented were impacted by:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2021	2020	2021	2020
Employee stock purchase plan activity	$(2.8)	$(2.3)	$(4.7)	$(2.7)
Acquisition-related expenses	(0.3)	—	(3.6)	(0.7)
Tax payment on intra-entity asset transfer	—	—	2.8	—
Proceeds from lease incentives	—	5.6	—	14.2
Capital expenditures related to new headquarters	(0.1)	(6.8)	(0.9)	(16.6)
Free cash flow and unlevered free cash flow for the three and nine months ended September 30, 2021 were benefited by approximately $1 million and $11 million, respectively, as a result of the accelerated timing of payments for insurance, professional fees and rent in the three months ended December 31, 2020.

Non-GAAP Income from Operations and Non-GAAP Operating Margin	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in thousands)	2021	2020	2021	2020
Loss from operations	$(11,218)	$(3,465)	$(28,901)	$(35,702)
Stock-based compensation	20,912	15,300	58,333	44,001
Acquisition-related expenses	2,270	—	5,970	339
Amortization of acquired intangible assets	1,721	579	3,704	1,736
Non-GAAP income from operations	$13,685	$12,414	$39,106	$10,374
Operating margin	(8)%	(3)%	(7)%	(11)%
Non-GAAP operating margin	10%	11%	10%	3%

Non-GAAP Net Income and Non-GAAP Earnings Per Share	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except for per share amounts)	2021	2020	2021	2020
Net loss	$(16,246)	$(5,858)	$(35,632)	$(40,795)
Stock-based compensation	20,912	15,300	58,333	44,001
Tax impact of stock-based compensation(1)	(15)	497	(499)	1,132
Acquisition-related expenses(2)	2,270	—	5,970	339
Tax impact of acquisition(3)	(546)	—	(1,683)	—
Amortization of acquired intangible assets(2)	1,721	579	3,704	1,736
Tax impact of intra-entity asset transfer(4)	—	—	2,808	—
Non-GAAP net income	$8,096	$10,518	$33,001	$6,413

Net loss per share, diluted	$(0.15)	$(0.06)	$(0.34)	$(0.41)
Stock-based compensation	0.20	0.15	0.55	0.44
Tax impact of stock-based compensation(1)	—	—	—	0.01
Acquisition-related expenses(2)	0.02	—	0.06	—
Tax impact of acquisition(3)	(0.01)	—	(0.02)	—
Amortization of acquired intangible assets(2)	0.02	0.01	0.04	0.02
Tax impact of intra-entity asset transfer(4)	—	—	0.02	—
Adjustment to diluted earnings per share(5)	(0.01)	(0.01)	(0.02)	—
Non-GAAP earnings per share, diluted	$0.07	$0.09	$0.29	$0.06

Weighted-average shares used to compute GAAP net loss per share, diluted	106,869	101,736	105,765	100,272

Weighted-average shares used to compute non-GAAP earnings per share, diluted	114,983	111,224	114,271	109,046
________________
(1)    The tax impact of stock-based compensation is based on the tax treatment for the applicable tax jurisdictions.
(2)    The tax impact of acquisition-related expenses and the amortization of acquired intangible assets is not material.
(3)    The tax impact of the Alsid acquisition includes $0.5 million and $1.7 million of deferred tax benefits in the three and nine months ended September 30, 2021, respectively.
(4)    The tax impact of the intra-entity asset transfer is related to the internal restructuring of Indegy, resulting in a current tax payment based on the applicable Israeli tax rate.
(5)    An adjustment may be necessary to reconcile GAAP net loss per share, which excludes potentially dilutive shares, to non-GAAP earnings per share, which includes potentially dilutive shares.

Non-GAAP Gross Profit and Non-GAAP Gross Margin	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in thousands)	2021	2020	2021	2020
Gross profit	$111,602	$92,888	$316,552	$264,902
Stock-based compensation	1,197	826	3,336	2,403
Amortization of acquired intangible assets	1,721	579	3,704	1,736
Non-GAAP gross profit	$114,520	$94,293	$323,592	$269,041
Gross margin	80%	83%	81%	82%
Non-GAAP gross margin	83%	84%	83%	84%

Non-GAAP Sales and Marketing Expense	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in thousands)	2021	2020	2021	2020
Sales and marketing expense	$68,360	$53,045	$192,673	$168,343
Less: Stock-based compensation	7,629	4,806	21,502	14,677
Non-GAAP sales and marketing expense	$60,731	$48,239	$171,171	$153,666
Non-GAAP sales and marketing expense as % of revenue	44%	43%	44%	48%

Non-GAAP Research and Development Expense	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in thousands)	2021	2020	2021	2020
Research and development expense	$30,675	$25,128	$85,714	$77,269
Less: Stock-based compensation	5,587	3,953	14,919	10,794
Non-GAAP research and development expense	$25,088	$21,175	$70,795	$66,475
Non-GAAP research and development expense as % of revenue	18%	19%	18%	21%

Non-GAAP General and Administrative Expense	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in thousands)	2021	2020	2021	2020
General and administrative expense	$23,785	$18,180	$67,066	$54,992
Less: Stock-based compensation	6,499	5,715	18,576	16,127
Less: Acquisition-related expenses	2,270	—	5,970	339
Non-GAAP general and administrative expense	$15,016	$12,465	$42,520	$38,526
Non-GAAP general and administrative expense as % of revenue	11%	11%	11%	12%

The following adjustments to reconcile forecasted non-GAAP income from operations, non-GAAP net income and non-GAAP earnings per share are subject to a number of uncertainties and assumptions, each of which are inherently difficult to forecast. As a result, actual adjustments and GAAP results may differ materially.

Forecasted Non-GAAP Income from Operations	Three Months Ending December 31, 2021		Year Ending December 31, 2021
(in millions)	Low	High	Low	High
Forecasted loss from operations	$(18.8)	$(17.8)	$(47.7)	$(46.7)
Forecasted stock-based compensation	21.9	21.9	80.2	80.2
Forecasted acquisition-related expenses	1.0	1.0	7.0	7.0
Forecasted amortization of acquired intangible assets(1)	2.9	2.9	6.6	6.6
Forecasted non-GAAP income from operations	$7.0	$8.0	$46.1	$47.1
________________
(1)    The forecasted amortization of acquired intangible assets assumes $32 million of acquired intangible assets from Accurics that is estimated to be amortized over seven years. These assumptions are preliminary, as the purchase accounting for Accurics is not complete. Any changes to the valuation of intangible assets would impact the forecasted amortization of acquired intangible assets.

Forecasted Non-GAAP Net Income and Non-GAAP Earnings Per Share	Three Months Ending December 31, 2021		Year Ending December 31, 2021
(in millions, except per share data)	Low	High	Low	High
Forecasted net loss(1)	$(15.1)	$(14.1)	$(50.7)	$(49.7)
Forecasted stock-based compensation	21.9	21.9	80.2	80.2
Forecasted tax impact of stock-based compensation	1.4	1.4	0.9	0.9
Forecasted acquisition-related expenses	1.0	1.0	7.0	7.0
Forecasted tax impact of acquisition	(10.1)	(10.1)	(11.8)	(11.8)
Forecasted amortization of acquired intangible assets(2)	2.9	2.9	6.6	6.6
Forecasted tax impact of intra-entity asset transfer	—	—	2.8	2.8
Forecasted non-GAAP net income	$2.0	$3.0	$35.0	$36.0

Forecasted net loss per share, diluted(1)	$(0.14)	$(0.13)	$(0.48)	$(0.47)
Forecasted stock-based compensation	0.20	0.20	0.75	0.75
Forecasted tax impact of stock-based compensation	0.01	0.01	0.01	0.01
Forecasted acquisition-related expenses	0.01	0.01	0.07	0.07
Forecasted tax impact of acquisition	(0.09)	(0.09)	(0.11)	(0.11)
Forecasted amortization of acquired intangible assets(2)	0.03	0.03	0.06	0.06
Forecasted tax impact of intra-entity asset transfer	—	—	0.03	0.03
Adjustment to diluted earnings per share(3)	—	—	(0.03)	(0.03)
Forecasted non-GAAP earnings per share, diluted	$0.02	$0.03	$0.30	$0.31

Forecasted weighted-average shares used to compute net loss per share, diluted	108.0	108.0	106.5	106.5
Forecasted weighted-average shares used to compute non-GAAP earnings per share, diluted	116.5	116.5	115.0	115.0
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(1)    The forecasted GAAP net loss assumes an income tax benefit of $6.8 million and $5.0 million in the three months and year ending December 31, 2021, respectively.
(2)    The forecasted amortization of acquired intangible assets assumes $32 million of acquired intangible assets from Accurics that is estimated to be amortized over seven years. These assumptions are preliminary, as the purchase accounting for Accurics is not complete. Any changes to the valuation of intangible assets would impact the forecasted amortization of acquired intangible assets and the tax impact of acquisitions.
(3)    Adjustment to reconcile GAAP net loss per share, which excludes potentially dilutive shares, to non-GAAP earnings per share, which includes potentially dilutive shares.